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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autodesk, Inc. 1996 Stock Plan, the Autodesk, Inc. 2000 Directors' Option Plan, and the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan of our report dated February 18, 2000, with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2000 filed with the Securities Exchange Commission.

                                                 /s/ Ernst & Young LLP

Palo Alto, California
September 13, 2000